Exhibit 99.1

State Bancorp, Inc. Annual Stockholders’ Meeting
President and CEO Report
April 27, 2010

[State Bancorp, Inc. Logo Slide #1]

[Thomas M. O'Brien Slide #2]

At last year’s Annual Meeting we found ourselves in the throes of a global economic meltdown with major challenges confronting the credit and equity markets and the overall banking industry.  At that time I shared with you an expectation that our Company would not be immune from the consequences of those realities and that an improving climate would not likely materialize in 2009.  In retrospect, while those comments may have had a somewhat prophetic quality, they also represented what amounts to an extraordinarily profound understatement as the economy and financial markets began the first quarter of 2009 in a precipitously downward tailspin as confidence appeared to simply evaporate.  As the year progressed, some slow but unmistakable signs of recovery became evident and valuations generally improved throughout much of the rest of 2009 as liquidity and confidence slowly returned.  Much of the banking sector continued to struggle with cyclically high levels of problem loans and losses and remained under considerable pressure for most of the year.

I’ve often said that as a consequence of the most profound challenges to have confronted the banking industry in my professional lifetime, there would begin to be a clear differentiation between the ultimate winners and losers.  It is my strong conviction that the banks who are able to successfully emerge from these challenging times will be those that act quickly and decisively to get their balance sheets in order. With that mindset, we followed a relentlessly aggressive strategy to rid our balance sheet of our most problematic and risky loans.  We addressed this through a combination of proactive and decisive actions, including both individual and bulk loan sales as well as other conventional loan remediation practices. Although this strategy had a significant short term cost—and as I stated in my Letter to Stockholders -- no attempt will be made to minimize that cost -- we are convinced that our decisive restructuring actions were timely, brought about important clarity to our balance sheet, and ultimately served as a strategically crucial springboard to position the Company for a successful return to profitability. While I believe our actions accomplished all of the above, we remain in a period of considerable risk and uncertainty.  It is still a time to be watchful.  I don’t believe that any of us can be sure where the economy is headed.  One thing is certain, banking will remain under pressure until employment levels pick up and the excess capacity in the economy starts to come down. So far, that remains an elusive outcome and as a result we must maintain our heightened degree of caution. I wish I could be more optimistic but at heart I am a realist not a cheerleader and I remain unconvinced that we have reached a point of sustainable economic growth.

Surrounded by this continued uncertainty, our goal is to continue to capitalize on the many Company-wide improvements brought about by our restructuring strategy by producing consistent earnings and enhanced shareholder value.

[Agenda Slide # 3]

Let me now turn to my formal presentation. I will review some key events of the past year, our financial performance and future economic outlook, the direction in which the Company is headed, and then I will open the floor for your questions.

[Disclosures Slide # 4]

This slide contains the legal disclosures that we are required to make in all our financial presentations, both written and oral. Additionally, there are some financial slides that we will cover later in the presentation containing non-GAAP financial measures. Thus, appropriate disclosures are provided here as well.

[The Year in Review Slide # 5]

Throughout the entire year of 2009 we continued to build our capital and further strengthen our balance sheet through a series of strategically vital restructuring actions.

[Bullet 1]

As I already mentioned, we successfully implemented an aggressive plan to resolve many of our much too often discussed problem loans with a degree of finality through pro-active loan dispositions and other aggressive remediation measures.

[Bullet 2]

We also exchanged $10 million in high cost 8.25% subordinated debt for new equity capital.  As a result of that transaction the Company eliminated over $800,000 in annual interest expense and raised approximately $11 million in new common equity, which offset most of the reported loss for the year.

[Bullet 3]

Through judicious management of our funding costs and careful management of our overall balance sheet, we continued to generate solid core net interest earnings and maintained a very healthy average net interest margin of over 4% for the year.

[The Year in Review  # 6]

During the course of 2009, we continued to build upon our service delivery capabilities by refining our technology infrastructure and

[Bullet #1]

further bolstering our Compliance, Risk Management, and internal control functions to better reflect contemporary standards of best practices in risk mitigation across the Company.

[Bullet #2]

We continued to add new talent to our already highly competent team of committed business banking professionals. We continued to build on our Company-wide acceptance of personal accountability and reinforced a culture whose DNA encourages employees to think and act like owners thus aligning them more directly with our stockholders.  Our talented team remains focused on building meaningful and abiding relationships with our clients to ensure we deliver the support and solutions needed for success in their businesses.

[Bullet #3]

We implemented new and advanced operating systems that not only make banking with us easier but have improved the processing efficiencies of our front and back office operations.  One example is a recent upgrade of our wire transfer system that improved funds transfer processing while reducing operating complexity through increased automated controls.

[The Year in Review Slide # 7]

Over the course of 2009, we continued our efforts to better position the Bank and build our brand presence in order to elevate State Bank’s name recognition and visibility in the markets we serve.

[Bullet #1]

We continued a program of renovating our branch office facilities and our overall internal and external signage. Renovations at our Oyster Bay, Rockville Centre, MacArthur and Garden City branches were completed this past year, with three additional branches in various stages of renovation work in progress at this time.  When completed, most offices will have gone through this extensive modernization process.

[Bullet #2]

At State Bank, the fundamental cornerstone of our business philosophy is our focus on building mutually-beneficial relationships with our clients and contributing to their business success. That’s what sets us apart and why people look to partner with us. When a business banks with us, the relationship extends beyond the assignment of a designated business banking officer. We regularly host events, primarily at our branch locations, to provide clients a social opportunity for direct access to members of senior management and to demonstrate our deep appreciation to them for entrusting us with their banking relationship.

[Bullet #3]

Another important facet of our brand-building efforts involves our employees’ community service and volunteerism under the “Team State Bank” banner. Through their devotion to making a difference in the communities we serve, together with their commitment to help improve the lives of others, our employees’ active participation in a growing number of worthwhile organizations has gained significant positive recognition and goodwill for the State Bank brand over the past couple of years.

[Bullet #4]

 All of these efforts have increased our visibility in the market and we plan to continue to build upon our name recognition and marketplace presence throughout 2010 and beyond.

[The Year in Review Slide # 8]

During the year, we enacted important proposals approved by stockholders to further strengthen our corporate governance practices

[Bullet #1]

in a more transparent and stockholder-friendly manner.

[Bullet #2]

In the fourth quarter of 2009, stockholders overwhelmingly approved three proposals submitted to them for a vote at a Special meeting in November. These initiatives increased the Company’s authorized common stock from 20 million to 50 million shares, eliminated the classified board to provide for the annual election of board members, and established a simple majority vote requirement to approve certain business combinations rather than the previous 80% threshold.

[Financial Results Transition Slide # 9]

Regrettably, many of our accomplishments while vitally important to strengthening our Company, were overshadowed by the heavy costs associated with the disposition of our higher risk loans. Evaluating the risk-reward equation in these circumstances is never simple. Only time will tell if this was truly the right strategy. I am convinced that it was necessary and timely.

[Loan Slide #10]

As we aggressively worked to reduce the absolute level of lower quality loans, our commitment to originate new loans under strengthened underwriting standards continued throughout 2009. The Company originated approximately $262 million in gross loans during 2009. However, these originations were more than offset by the loan portfolio reductions resulting from our strategic liquidations of problem loans and the normal flow of loan maturities and regular amortization

[Net Income/Loss Slide #11]

The 2009 charge offs related to the loan dispositions, together with a $4 million loss taken on a corporate bond in the Company’s securities portfolio were primarily responsible for the $14.8 million loss reported at year end. Although this was obviously a painful price to pay to put these problems behind us, it is the only viable strategy that allows us to better position the Company for improved earnings and increased shareholder value. We are beginning to see conclusive results from our efforts as our 1st quarter 2010 financial results produced net income of $3.0 million.  State Bancorp remains a work in progress with much uncertainty around us. I believe that we have accomplished much, yet there is always more to be done.

[Non-Accrual Loans Slide #12]

As a result of the aggressive approach to addressing troubled loans, by year end we reduced our total non-accrual loans by 81% to a modest 60 basis points of total loans outstanding. Additionally, the allowance for loan losses ended the year at a strong 2.6 % of total loans and 474% of non-accrual assets, excluding an immaterial level of loans held for sale. As you can see from this chart, the same positive trend in asset quality measures carried over to the first quarter reported results.  While I’ve previously said these actions are not a cure all to ending future credit costs, we have removed some of the most problematic loans that presented the greatest costs and risks to the Company.   I think it is fair to say that very few community banks can claim the same degree of determination in addressing loan problems.

[Operating Expense Slide #13]

We continue to make significant progress in managing our overall cost structure. While operating expenses were up 11% due in large measure to costs associated with our loan dispositions, this slide demonstrates that when such non-recurring expense items are omitted, the Company’s operating expenses have remained fairly stable.  In the first quarter of 2010, we continued to benefit from our now well-established cost management discipline with quarterly operating expenses remaining relatively flat at $11.0 million.

This slide also demonstrates the progress made with regard to the strategic reduction in personnel headcount, which has primarily resulted from the Company’s exit from non-core businesses and a more efficient and improved organizational design.

[Deposits Slide #14]

In 2009, our total deposits were just above $1.3 billion of which a very healthy 73% represented true low cost core deposits. Our consistent emphasis on a strategy of building core deposit relationships as opposed to attracting more rate-sensitive time deposits has been, as you can see, an area in which we have excelled in recent years.

[Net Interest Margin Slide #15]

Through the combination of our loan growth and our diligent funding cost management, we ended 2009 with a very healthy fourth quarter net interest margin of 4.15%. The strength of our net interest margin is a tangible reflection of the Company’s continued ability to produce strong core net interest earnings, even in this challenging rate environment.

This slide also demonstrates the effectiveness of our ongoing management of funding costs on the overall margin as the yield on loans remained fairly steady throughout last year. In the first quarter of 2010, our margin increased further to 4.50%. Adjusting out non-recurring fees, the normalized quarterly net interest margin was still a very strong 4.34%.

[Total Capital Slide #16]

All of the Company’s and Bank’s capital ratios are well above the regulatory standards for a “well-capitalized” institution, the highest regulatory capital category.  At year end, our Total Capital/Risk Weighted Asset Ratio decreased to 12.52% primarily due to the net loss recorded, although it was partially offset by the debt for equity exchange discussed earlier.  Our Tangible Common Equity and Leverage Ratios, more careful measures of stockholder risk and comfort, remained strong and steady throughout the past year.  All three of these measures reflected improvement in our first quarter results.

We are still participating in the U.S. Treasury’s Capital Purchase Program.  While we will undoubtedly continue to evaluate opportunities to exit the program, we will make those decisions in a manner and timeframe that are most appropriate.

[2010 Economic Outlook Slide #17]

The past two years have been painful for all sectors of the economy and especially for the financial services industry. Although economic indicators suggest we may have started to turn the corner edging toward some economic recovery, I will share with you some of my thoughts on the economic outlook for 2010.

[2010 Economic Outlook Slide #18]

[Bullet #1]

We still face significant challenges as the economy remains fragile and unemployment levels remain problematically high.  As I mentioned earlier there is still excess capacity in many sectors which will serve to restrain inflation and job creation.

[Bullet #2]

Although we may see some respectable degree of economic expansion throughout the balance of 2010, business risks remain elevated,

[Bullet #3]

interest rates will most likely remain low in the near term and consumer spending continues to be highly restrained.  On the positive side corporate spending is showing signs of strength.

[Bullet #4]

These conditions all continue to suggest excess economic capacity which can create disinflationary pressures that may continue to suppress both asset values and pricing power.

[Looking Ahead Slide #19]

As the economic and market challenges continue, our goal is to steadfastly pursue profitable growth opportunities while managing risks in an aggressive, transparent and straight-forward manner.

[Building Our Business Slide #20]

[Bullet #1]

Our focus this year is to profitably grow the Company through careful consideration of both organic business expansion and in-market banking acquisitions. As disclosed in our earnings press release, during the first quarter of this year, the Company participated in the bidding process for two New York area troubled banks. Although our bids were not accepted by the FDIC, we may continue to explore other viable in-market opportunities that are consistent with our strategic goals.

[Bullet #2]

Current economic conditions are resulting in an increased incidence of bank failures mostly out of market.  Some degree of banking turmoil will likely continue throughout the year which may create some dissatisfaction among affected bank clients who feel a sense of dislocation. This provides banks such as ours the opportunity to capitalize on such market disruptions by reaching out to affected businesses as a positive alternative source for their banking needs. Additionally, these conditions often create opportunities to recruit new talent.

[Bullet #3]

One of State Bank’s greatest strengths is our reputation for providing quality service and personalized attention to our clients.

[Bullet #4]

We will continue our commercial banking relationship focus as our employees pursue opportunities to attract and develop new clients to the Bank.

[Building Our Business Slide #21]

[Bullet #1]

We intend to continue strengthening our balance sheet through careful and thoughtful capital management,

[Bullet #2]

Maintaining strong credit quality standards in a sea of uncertainty, and

[Bullet #3]

Proactive liquidity management with a continued emphasis on building core deposit relationships.

[Bullet #4]

Aligning a company’s execution of its overall strategy with its risk appetite and underlying control environment is a never-ending process. While managing risk has always been a fundamental function of management, the nature of today’s business risks, and the range of mitigation processes for them, have become ever more complex. I believe we have worked very hard in the past couple of years to successfully establish a comprehensive risk management structure at the Company. We have also established a culture that encourages the proactive identification and preemptive mitigation of unacceptable risks. We all must learn these painful lessons from the exuberance of the past in order to avoid making the same fundamental mistakes over and over again.

We will continue to encourage a culture of employee entrepreneurship by aligning employees with stockholders. We are accountable as stewards of this Company to produce long term value to our stockholders.

[Building Our Business Slide #22]

As mentioned earlier, we have been taking steps to enhance State Bank’s brand and name recognition in the marketplace. Included in these efforts has been the launch of an improved company logo and tagline, the redesign of all exterior signage and a branch facility renovation program. Earlier this month, we also launched a print advertising campaign to elevate our market profile and take advantage of the increasingly positive market sentiment concerning the appeal of community banks. The series of ads features our Company tagline “Real People. Real Solutions.”

[Ad Slide #23]

This series of print ads features the headline: Put Your Business in a Better State. Each ad portrays an actual State Bank client with whom the Bank has built a strong business relationship that has helped them achieve their goals. The clients featured in the ads include Gary Melius, Owner of Oheka Castle, Anne Shybunko, President of GSE Dynamics, and Boyd Adelman, President of Marathon Industries which is the parent company of Sabrett Hot Dogs. The participation of these clients in our advertising campaign underscores State Bank’s emphasis on developing strong client relationships and illustrates that discriminating leaders of high profile businesses across a spectrum of industries entrust their banking needs to us. We hope other similarly attractive companies are persuaded to give State Bank the opportunity to help them achieve their business goals and aspirations.

[“Thank You!” Slide #24]

I wish to take this opportunity to thank my State Bank colleagues for their tireless efforts in fulfilling our clients’ financial needs and their commitment to work towards the achievement of our strategic goals. It hasn’t been easy for any of us. I also want to acknowledge the Board of Directors for their support and counsel. Most importantly, I thank you, my fellow stockholders, for your continued patience and investment in our Company. It is a privilege for me to serve as your CEO, and to invest alongside of you for the future.  It has been a much too bumpy and noisy ride for all of us and for that I can only apologize.  I also wish I could be certain that it was over but I am not.  I do think we are ahead of many of our banking peers and you certainly have my commitment that we will endeavor to stay there as we all anxiously await a return to meaningful economic growth and financial stability.

[Q&A Slide #25]

Thank you for your attention and now I am most interested in your questions. Please approach the microphone if you have a question.  When I recognize you, please state your name and that you are a stockholder.  Then, either ask your question or make your statement.  Stockholders who wish to ask questions or make comments are requested to observe the Rules of Procedure.  Please make your statement or ask your question succinctly so we have sufficient time to hear from all stockholders. Please direct your questions only to me.